UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

Hartford Funds Exchange-Traded Trust

Lattice Strategies Trust

Hartford Series Fund, Inc.

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HARTFORDFUNDS
The Nov. 5th
shareholder
meeting is
almost here.
If you haven’t voted
yet, now is the time to
cast your vote.
NOTE NOW

HARTFORDFUNDS
The Nov. 5th
shareholder
meeting is
approaching.
Cast your shareholder
vote today and make
sure your vote
NOTE NOW

Greg Frost
President at Hartford Funds With the Nov. 5th shareholder meeting coming up, every shareholder’s vote matters. Hartford Funds shareholders have an important decision ahead on proposals connected to Wellington Management’s proposed acquisition of Hartford Funds. We believe this is a positive next step for our funds and the investors we serve, and one that positions us to keep growing, innovating, and delivering for shareholders. If you haven’t cast your vote yet, please review the proxy materials and vote today.
The Nov. 5th
shareholder
meeting is
almost here.
If you haven’t voted yet,
now is the time to cast
your vote.
Vote Now 7
HARTFORDFUNDS

Jonathan Mackay
Head of Distribution at Hartford...
The Nov. 5th shareholder meeting is almost here. If you’re a Hartford Funds shareholder and haven’t voted yet, now is the time. Shareholders are being asked to vote on several important fund proposals relating to Wellington Management’s proposed acquisition of Hartford Funds. We believe this transaction will help support the continued growth, innovation, and service of our funds. Review the proxy materials and cast your vote today to make sure it’s counted.
The Nov. 5th
shareholder
meeting is
approaching.
Cast your shareholder
vote today and make sure
your vote is counted.
Vote Now 7
HARTFORD FUNDS